                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




Date of Report (Date of earliest event reported)     September 30, 1999



                              Big City Bagels, Inc.
               (Exact Name of Registrant as Specified in Charter)




New York                        0-28058                      11-3137508
(State or Other Jurisdiction    (Commission File Number)     (IRS Employer
of Incorporation)                                            Identification No.)




99 Woodbury Road, Hicksville, New York                       11801
(Address of Principal Executive Offices)                     (Zip Code)


Registrant's telephone number, including area code           (516) 932-5050




                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)

Item 2.   Acquisition or Disposition of Assets

General

     On July 1, 1999, Big City Bagels, Inc. ("Company"), BCB Acquisition Corp. I ("BCB I") and BCB Acquisition Corp. II ("BCB II" and, together with the Company and BCB I, the "Big City Parties") consummated the transactions contemplated by the Agreement and Plan of Reorganization and Merger with Intelligent Computer Solutions, Inc. ("ICS"), Village Net, Inc. ("Village Net") and each of the shareholders of ICS and Village Net (collectively, the "Shareholders" and, together with ICS and Village Net, the "Target Corporation Parties"), dated May 21, 1999 and as amended on June 28, 1999 (the "Merger Agreement"). The Merger Agreement provided for the merger (the "Merger") of BCB I and BCB II with and into ICS and Village Net, respectively, for the separate corporate existence of BCB I and BCB II to cease and for ICS and Village Net to be the surviving corporations of the Merger, continuing after the Merger as wholly-owned subsidiaries of the Company.

Merger Consideration

     Under the terms of the Merger Agreement, all 100 shares of common stock of each of BCB I and BCB II outstanding immediately prior to the time that the Merger became effective ("Effective Time") were converted into and exchanged for 100 shares of common stock of each of ICS and Village Net, respectively, which now represent all of the issued and outstanding shares of capital stock of each of ICS and Village Net. At the Effective Time, (i) the 1,400 shares of the common stock, representing all the outstanding capital stock of ICS, were converted into the right to receive 4,309,733 shares of the Company's common stock ("Big City Common Stock") and 254,076 shares of Class D Preferred Stock ("Big City Preferred Stock" and, together with the Big City Common Stock, the "ICS Merger Consideration") and (ii) the 1,000 shares of common stock of Village Net, representing all the outstanding capital stock of Village Net, will be converted into the right to receive 4,309,733 shares of Big City Common Stock and 254,076 shares of Big City Preferred Stock ("Village Net Merger Consideration"). The holders of Big City Preferred Stock will have the right to convert all 508,152 shares of Big City Preferred Stock into an aggregate of 70,124,978 shares of Big City Common Stock at a conversion rate of 138 shares of Big City Common Stock for each share of Big City Preferred Stock. The holders may convert the Big City Preferred Stock, in whole or in part, at any time after the Effective Time, provided that the Company is then authorized to issue a sufficient number of shares of Big City Common Stock. The Certificate of Incorporation of the Company currently authorizes the Company to issue 25,000,000 shares of Big City Common Stock. As of July 1, 1999, the Company had outstanding 16,643,691 shares of Big City Common Stock (excluding 65,279 shares of treasury stock) and had reserved for issuance upon the exercise of outstanding options and warrants or pursuant to the Company's outstanding stock plans, 1,412,262 shares of Big City Common Stock. Accordingly, at July 1, 1999, the Big City Preferred Stock could only be converted into a maximum of 6,944,047 shares of Big City Common Stock. The Certificate of Incorporation of Big City is anticipated to be amended to increase the number of shares of Big City Common Stock that the Company is authorized to issue at some time subsequent to the closing of the Merger. The Big City Preferred Stock will be transferable, subject to compliance with applicable securities laws. The holders of Big City Preferred Stock also will have voting rights equal to the number of shares of Big City Common Stock into which each share of Big City Preferred Stock is then convertible. Assuming the conversion of all of the shares of Big City Preferred Stock, the ICS Merger Consideration and Village Net Merger Consideration together would represent approximately 90% of the Big City Common Stock outstanding after the Effective Time, calculated on a fully diluted basis assuming the exercise of the Company's outstanding options and warrants that have an exercise price of $1.00 or less.

Item 7. Financial Statements, Pro Forma Financial Statements and Exhibits

(a)  Financial Statements

(b)  Pro Forma Financial Statements

(c)  Exhibits



Exhibit Number Description
--------------------------

                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated: September 30, 1999                BIG CITY BAGELS, INC.
                                         ---------------------
                                         (Registrant)

                                         /s/ Peter Keenan
                                         ---------------------
                                         Peter Keenan
                                         President

                      Big City Bagels, Inc. and Subsidiary
                    Index to Pro Forma Financial Information




Pro Forma unaudited condensed consolidated balance sheet at June 30, 1999            P-2

Notes to pro forma unaudited condensed balance sheet                                 P-4

Pro forma unaudited condensed statements of operations for the six months
ended June 30, 1999 and for the year ended December 31, 1998                         P-5

Notes to the pro forma unaudited condensed statement of operations for the
six months ended June 30, 1999                                                       P-7

Pro forma unaudited condensed statement of operations for the year
ended December 31, 1998                                                              P-8

Notes to the pro forma unaudited condensed statement of operations for the year
ended December 31, 1998                                                              P-9

                      Big City Bagels, Inc. and Subsidiary
                          Pro Forma Unaudited Condensed
                           Consolidated Balance Sheet
                                At June 30, 1999




The following pro forma unaudited condensed consolidated balance sheet reflects the July 1, 1999 merger of Big City Bagels, Inc. ("the Company") with Village Net, Inc. ("Village Net") and Intelligent Computer Solutions, Inc. ("ICS"). The merger is accounted for as an acquisition of the Company and ICS by Village Net, as the former shareholders of Village Net own a majority of the shares of the combined companies as of the completion of the transaction. The reverse acquisition of the Company is treated as a purchase with the issuance of common stock and options to purchase common stock to the pre-merger shareholders and option holders of the Company in exchange for the net assets of the Company, valued at fair value of the net assets acquired and to be sold. The acquisition of ICS will be accounted for as a purchase with the securities issued as consideration for ICS valued at $2,577524, based on the opinion of an independent appraiser. The pro forma unaudited condensed consolidated balance sheet gives effect to the merger as if it occurred on June 30, 1999. In the opinion of management of the Company, all adjustments necessary to present fairly such pro forma balance sheet have been made.

The pro forma unaudited condensed consolidated balance sheet should be read in conjunction with the notes thereto, and the financial statements of the Company, Village Net and ICS, and the notes thereto. The pro forma unaudited condensed consolidated balance sheet is not necessarily indicative of what the actual financial position would have been had the transaction occurred on June 30, 1999, nor does it purport to represent the future financial position of the Company.

                      BIG CITY BAGELS, INC. AND SUBSIDIARY
            Pro Forma Unaudited Condensed Consolidated Balance Sheet
                                 At June 30,1999


                                                                      VILLAGE                    PRO FORMA          PRO FORMA
                                                      THE COMPANY       NET          ICS        ADJUSTMENTS           TOTAL
                                                     ------------    ---------    ---------     -----------        ------------
ASSETS
Cash and cash equivalents                            $     69,754    $  18,642    $  69,552            --          $    157,948
Accounts receivable                                          --         27,952      651,086            --               679,038
Inventory                                                    --           --         47,189            --                47,189
Prepaid expenses and other current assets                    --           --         39,385            --                39,385
                                                     ------------    ---------    ---------      ----------        ------------

     Total Current Assets                                  69,754       46,594      807,212            --               923,560

Fixed assets, net of accumulated depreciation                --        204,135       61,278            --               265,413
Intangible assets, net of accumulated amortization           --            876         --         2,354,923(A)        2,355,799
Net assets of discontinued operations                     135,205         --           --              --               135,205
Deferred tax asset                                                      56,700         --              --                56,700
Security deposits and other assets                           --           --         12,883            --                12,883
                                                     ------------    ---------    ---------      ----------        ------------

     TOTAL                                           $    204,959    $ 308,305    $ 881,373       2,354,923        $  3,749,560
                                                     ============    =========    =========      ==========        ============


LIABILITIES AND STOCKHOLDERS' EQUITY
Notes payable                                                --           --      $ 104,453            --          $    104,453
Deferred income                                              --      $  18,871         --              --                18,871
Accounts payable and accrued expenses                        --         77,203      325,773            --               402,976
Loan payable                                                                        315,426            --               315,426
Other current liabilities                                    --            686       26,659            --                27,345
                                                     ------------    ---------    ---------      ----------        ------------

     Total Current Liabilities                               --         96,760      772,311            --               869,071

Loans payable                                                --         31,028      176,652            --               207,680
Due to affiliate                                             --        277,791     (277,791)           --                  --
Deferred taxes payable                                       --          8,900        6,600            --                15,500
Security deposits payable                                    --          1,419         --              --                 1,419
                                                     ------------    ---------    ---------      ----------        ------------

     Total Liabilities                                       --        415,898      677,772            --             1,093,670
                                                     ------------    ---------    ---------      ----------        ------------

STOCKHOLDERS'  EQUITY
Preferred stock                                              --           --          2,000             508 (A)             508
                                                             --           --           --            (2,000)(A)
Common stock                                                7,964        1,000        1,000           7,619 (A)          16,708
                                                             --           --           --            (1,000)(B)
                                                             --           --           --               125 (C)
Additional paid in capital                             10,325,651         --           --         2,348,796 (A)       2,955,891
                                                             --           --           --        (9,843,431)(B)
                                                             --           --           --           124,875 (C)
Accumulated deficit                                   (10,064,032)    (108,593)     200,601       9,844,431 (A)        (252,593)
                                                             --           --           --          (125,000)(C)
Treasury stock                                            (64,624)        --           --              --               (64,624)
                                                     ------------    ---------    ---------      ----------        ------------

     Total stockholders' equity                           204,959     (107,593)     203,601       2,354,923           2,655,890
                                                     ------------    ---------    ---------      ----------        ------------

     TOTAL                                           $    204,959    $ 308,305    $ 881,373      $2,354,923        $  3,749,560
                                                     ============    =========    =========      ==========        ============

                      Big City Bagels, Inc. and Subsidiary
        Notes to Pro Forma Unaudited Condensed Consolidated Balance Sheet




(A) To reflect the acquisition of ICS.

(B) To reflect the reverse acquisition of the Company by Village Net.

(C) To record 125,000 shares of common stock issued in buy-out of employment agreement of former president of the Company.

                      Big City Bagels, Inc. and Subsidiary
             Pro Forma Unaudited Condensed Statements of Operations
     For the Six Months Ended June 30, 1999 and Year Ended December 31, 1998


The following pro forma unaudited condensed statements of operations for the six months ended June 30, 1999 and the year ended December 31, 1998, reflect the results of operations of Village Net and ICS, as if the acquisition of ICS by Village Net had occurred on January 1, 1999 and January 1, 1998, respectively. As the Company is discontinuing its bagel business, the operations of the Company prior to the reverse acquisition by Village Net are discontinued and accordingly are not included in the pro forma statements of operations.

In the opinion of management all adjustments necessary to present fairly such pro forma statements of operations have been made. These pro forma unaudited condensed statements of operations should be read in conjunction with the notes thereto. The pro forma unaudited condensed statements of operations are not necessarily indicative of what the actual results of operations would have been had the transactions occurred on January 1, 1999 or January 1, 1998, nor do they purport to indicate the results of future operations.

                      Big City Bagels, Inc. and Subsidiary
              Pro Forma Unaudited Condensed Statement of Operations
                     For the Six Months Ended June 30, 1999


                                                                               PRO FORMA        PRO FORMA
                                                 VILLAGE NET       ICS        ADJUSTMENTS         TOTAL
                                                 -----------   -----------   ------------      -----------
REVENUES:
Subscription services                            $   180,308          --            --         $   180,308
Hardware sales                                          --     $ 1,221,842          --           1,221,842
Installation services                                   --         308,635        (6,000)(A)       302,635
Other                                                   --         166,553          --             166,553
                                                 -----------   -----------   -----------       -----------
     Total Revenues                                  180,308     1,697,030        (6,000)        1,871,338
                                                 -----------   -----------   -----------       -----------


COSTS AND EXPENSES:
Cost of sales                                        101,724     1,096,110        (6,000)(A)     1,191,834
Selling, general and administrative                   65,220       561,154       157,500 (B)       783,874
Amortization of excess of cost over fair value
     of net assets acquired                                                       78,497 (C)        78,497
Interest expense                                       1,284         2,242          --               3,526
                                                 -----------   -----------   -----------       -----------

     Total costs and expenses                        168,228     1,659,506       229,997         2,057,731
                                                 -----------   -----------   -----------       -----------

Income from Operations                           $    12,080   $    37,524   $  (235,997)      $  (186,393)
                                                 ===========   ===========   ===========       ===========

                      Big City Bagels, Inc. and Subsidiary
              Notes to Pro Forma Unaudited Statements of Operations
                     For the Six Months Ended June 30, 1999




(A) To eliminate inter-company billings and expenses.

(B) To reflect the costs of the buy-out of the employment agreement and the new consulting agreement entered into with the former president of the Company.

(C) To reflect the amortization of goodwill over its estimated useful life of 15 years.

       Big City Bagels, Inc. and Subsidiary
         Pro Forma Unaudited Condensed Statement of Operations
       For the Year Ended December 31, 1998


                                                                             PRO FORMA        PRO FORMA
                                                 VILLAGE NET       ICS      ADJUSTMENTS         TOTAL
                                                 -----------   ----------   -----------      ----------
REVENUES:
Subscription services                            $  418,712          --           --         $  418,712
Hardware sales                                         --      $4,433,899         --          4,433,899
Installation services                                  --       1,281,821      (12,000)(A)    1,269,821
Other                                                  --         368,931         --            368,931
                                                 ----------    ----------      -------        ---------
     Total Revenues                                 418,712     6,084,651      (12,000)       6,491,363
                                                 ----------    ----------      -------        ---------
COSTS AND EXPENSES:
Cost of sales                                       191,292     4,619,271      (12,000)(A)    4,798,563
Selling, general and administrative                 125,802     1,007,364      157,500 (B)    1,290,666
Amortization of excess of cost over fair value
     of net assets acquired                                                    156,995 (C)      156,995
Interest expense                                       --          25,157         --             25,157
                                                 ----------    ----------      -------        ---------
     Total costs and expenses                       317,094     5,651,792      302,495        6,271,381
                                                 ----------    ----------      -------        ---------
Income before provision for income taxes            101,618       432,859     (314,495)         219,982

Provision for income taxes                           31,200       186,100     (127,900)(D)       89,400
                                                 ----------    ----------      -------        ---------
Net income                                       $   70,418    $  246,759   $ (186,595)      $  130,582
                                                 ==========    ==========   ==========       ==========

                      Big City Bagels, Inc. and Subsidiary
              Notes to Pro Forma Unaudited Statements of Operations
                      For the Year Ended December 31, 1998




(A) To eliminate inter-company billings and expenses.

(B) To reflect the costs of the buy-out of the employment agreement and the new consulting agreement entered into with the former president of the Company.

(C) To reflect the amortization of goodwill over its estimated useful life of 15 years.

(C) To reflect the income tax effect of the pro forma adjustments.

                      INTELLIGENT COMPUTER SOLUTIONS, INC.
                                 BALANCE SHEETS


                                                                June 30, 1999     December 31, 1998
                                                                -------------     -----------------
ASSETS
Cash                                                              $   69,552          $  186,638
Accounts Receivable                                                  651,086           1,068,215
Inventories                                                           47,189             477,017
Due from Affiliates                                                  277,791             283,115
Prepaid Expenses                                                      39,385              12,058
                                                                  ----------          ----------

     Total Current Assets                                          1,085,003           2,027,043

Fixed assets, net of accumulated depreciation                         61,278              49,513
Security Deposits                                                     12,883               6,270
                                                                  ----------          ----------


     TOTAL                                                        $1,159,164          $2,082,826
                                                                  ==========          ==========


LIABILITIES AND STOCKHOLDERS' EQUITY
Note Payable                                                      $   80,000          $     --
Current Portion of Long-Term Debt                                     24,453              21,971
Accounts Payable                                                     281,641           1,030,430
Accrued Expenses                                                      44,132             112,996
Income Taxes Payable                                                                     195,575
Due to Affiliate                                                     315,426             305,325
Other Current Liabilities                                             26,659              48,200
                                                                  ----------          ----------

     Total Current Liabilities                                       772,311           1,714,497

Note Payable - Related Parties                                       176,652             176,652
Deferred Taxes Payable                                                 6,600               6,600
                                                                  ----------          ----------

     Total Liabilities                                               955,563           1,897,749
                                                                  ----------          ----------

Stockholders' Equity
Preferred stock - no par value, Authorized - 100 shares,
Issued and outstanding 40 shares                                       2,000               2,000
Common stock - no par value, Authorized - 2000 shares,
Issued and outstanding - 1000 shares                                   1,000               1,000
Retained Earnings                                                    200,601             182,077
                                                                  ----------          ----------

     Total Stockholders' Equity                                      203,601             185,077
                                                                  ----------          ----------

     TOTAL                                                        $1,159,164          $2,082,826
                                                                  ==========          ==========

    The accompanying notes are an integral part of the financial statements.

                      INTELLIGENT COMPUTER SOLUTIONS, INC.
                   STATEMENTS OF INCOME AND RETAINED EARNINGS


                                                          Six Months Ended
                                                 ----------------------------------
                                                 June 30, 1999        June 30, 1998
                                                 -------------        -------------
REVENUES:
Hardware sales                                    $ 1,221,842          $ 1,375,152
Installation services                                 308,635              453,712
Other                                                 166,553               80,375
                                                  -----------          -----------
     Total Revenues                                 1,697,030            1,909,239
                                                  -----------          -----------


COSTS AND EXPENSES:
Cost of sales                                       1,096,110            1,426,763
Selling, general and administrative                   552,047              462,771
Interest expense                                       11,349                9,294
Equity loss                                              --                    332
                                                  -----------          -----------

     Total costs and expenses                       1,659,506            1,899,160
                                                  -----------          -----------

Income before provision for income taxes               37,524               10,079

Provision for income taxes                             19,000                2,400
                                                  -----------          -----------

Net income                                             18,524                7,679

Retained Earnings (Deficit) - Beginning               182,077              (64,682)
                                                  -----------          -----------

Retained Earnings (Deficit) - Ending              $   200,601          $   (57,003)
                                                  ===========          ===========

    The accompanying notes are an integral part of the financial statements.

                      INTELLIGENT COMPUTER SOLUTIONS, INC.
                            STATEMENTS OF CASH FLOWS


                                                              June 30, 1999     December 31, 1998
                                                              -------------     -----------------
Cash Flows From Operating Activities:
Net income                                                      $  26,524           $ 246,759
                                                                ---------           ---------

Adjustments to reconcile net income to net cash
     (used) provided by operating
     activities:
     Depreciation                                                   8,848              20,944
     Deferred Tax Expense                                                               6,600
     Loss from Operations of Affiliate                                                    332
(Increase) decrease in:
     Accounts Receivable                                          417,129            (857,676)
     Inventory                                                    429,828            (428,575)
     Other Current Assets                                         (35,327)             (9,875)
Increase (decrease) in:
     Accounts Payable                                            (817,653)            821,106
     Accrued Expenses                                                                  85,309
     Income Taxes Payable                                        (195,575)            195,575
     Other Current Liabilities                                    (21,541)             48,200
                                                                ---------           ---------

     Total adjustments                                           (214,291)           (118,060)
                                                                ---------           ---------

     Net Cash (Used) Provided by Operating Activities            (187,767)            128,699
                                                                ---------           ---------

Cash Flows From Investing Activities:
     Purchase of Fixed Assets                                     (20,613)            (20,515)
     (Increase) in Security Deposits                               (6,613)
     Decrease (Increase) in Due from Affiliate                      5,325              44,858
                                                                ---------           ---------

     Net Cash  (Used) Provided by Investing Activities            (21,901)             24,343
                                                                ---------           ---------

Cash Flows From Financing Activities:
     Proceeds from long-term debt                                   2,482               9,458
     Note Payable                                                  80,000             (50,000)
     Issuance of Preferred Stock                                                        2,000
     Increase in Due to Affiliates                                 10,100              65,051
                                                                ---------           ---------

     Net Cash Provided by Financing Activities                     92,582              26,509
                                                                ---------           ---------

Net (decrease) increase in cash                                  (117,086)            179,551
     Cash - Beginning                                             186,638               7,087
                                                                ---------           ---------

     Cash - Ending                                              $  69,552           $ 186,638
                                                                =========           =========

Supplemental Information:

     Taxes Paid                                                 $ 230,875           $     325
     Interest Paid                                                  9,108              15,699


    The accompanying notes are an integral part of the financial statements.

                      INTELLIGENT COMPUTER SOLUTIONS, INC.
                          NOTE TO FINANCIAL STATEMENTS



(NOTE A)-         THE COMPANY AND BASIS OF PRESENTATION

                  The Company is a full service system integration firm specializing in high-end computer networking infrastructures, internet solutions, and Local and Wide Area Network installations. The Company markets its services throughout the United States.

                  The information herein is unaudited. However, in the opinion of management, such information reflects all adjustments (consisting only of normal recurring accruals) necessary to make the financial statements not misleading. Additionally, it should be noted that the accompanying financial statements do not purport to contain complete disclosures in conformity with generally accepted accounting principles.

                  The results of operations for the three and six months ended June 30, 1999 are not necessarily indicative of the results of operations for the full year ending December 31, 1999.


(NOTE B)-         MERGER

                  On July 1, 1999, the Company was acquired by Village Net, Inc. ("Village Net") and merger with Big City Bagels, Inc. ("Big City"), for 8.6 million shares of Common Stock and 508,152 shares of Class B Preferred Stock.

                  The transaction will be accounted for as an acquisition of Big City and the Company by Village Net as the former shareholders of Village Net own a majority of the shares of the combined companies as of the completion of the transaction. In addition, as Big City is discontinuing its bagel business, the reverse acquisition of Big City will be treated as a purchase with the issuance of common stock and options to purchase common stock to the pre-merger shareholders and option holders of Big City in exchange for the net assets of Big City, valued at fair value of the net assets acquired and to be sold. The acquisition of the Company will be accounted for as a purchase with the securities issued as consideration for the Company valued at $2,577,524 based on the opinion of an independent appraiser

                                VILLAGE NET, INC.
                                 BALANCE SHEETS


                                                           June 30, 1999    December 31, 1998
                                                           -------------    -----------------
ASSETS
Cash                                                         $  18,642           $  21,897
Accounts receivable, net of allowance                           27,952              43,454
                                                             ---------           ---------

     Total Current Assets                                       46,594              65,351

Fixed assets, net of accumulated depreciation                  204,135             141,485
Intangible - net of accumulated amortization                       876                 916
Deferred tax asset                                              56,700              56,700
                                                             ---------           ---------

     TOTAL                                                   $ 308,305           $ 264,452
                                                             =========           =========



LIABILITIES AND STOCKHOLDERS' DEFICIENCY
Accounts payable and accrued expenses                        $  77,889           $  24,320
Deferred income                                                 18,871              40,785
                                                             ---------           ---------

     Total Current Liabilities                                  96,760              65,105

Due to affiliate                                               277,791             277,785
Due to stockholders                                             31,028              28,516
Deferred taxes payable                                           8,900               8,900
Deposits payable                                                 1,419               1,419
                                                             ---------           ---------

     Total Liabilities                                         415,898             381,725
                                                             ---------           ---------

STOCKHOLDERS' DEFICIENCY
Common stock, no par value, 1,000 shares authorized
1,000 shares issued and outstanding                              1,000               1,000
Accumulated deficit                                           (108,593)           (118,273)
                                                             ---------           ---------

     Total Stockholders' Deficiency                           (107,593)           (117,273)
                                                             ---------           ---------

     TOTAL                                                   $ 308,305           $ 264,452
                                                             =========           =========

                                VILLAGE NET, INC.
                STATEMENTS OF OPERATIONS AND ACCUMULATED DEFICIT


                                                        Six Months Ended
                                                ---------------------------------
                                                June 30, 1999       June 30, 1998
                                                -------------       -------------
Subscription services                             $ 180,308           $ 215,077
                                                  ---------           ---------


COSTS AND EXPENSES:
Cost of sales                                       101,724              74,635
Selling, general and administrative                  65,220              86,140
Interest expense                                      1,284                --
                                                  ---------           ---------

Total costs and expenses                            168,228             160,775
                                                  ---------           ---------

Income before provision for income taxes             12,080              54,302

Provision for income taxes                            2,400              17,000
                                                  ---------           ---------

Net income                                            9,680              37,302

Accumulated Deficit - beginning                    (118,273)           (188,691)
                                                  ---------           ---------

Accumulated Deficit - end                         $(108,593)          $(151,389)
                                                  =========           =========


    The accompanying notes are an integral part of the financial statements.

                                VILLAGE NET, INC.
                            STATEMENTS OF CASH FLOWS


                                                                June 30, 1999    December 31, 1998
                                                                -------------    -----------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income                                                        $  9,680           $ 70,418
                                                                  --------           --------
Adjustments to reconcile net income to net cash
     (used) provided by operating activities:
     Depreciation                                                   13,477             21,216
     Deferred tax (credit)                                                              8,900
(Increase) decrease in:
     Accounts receivable                                            15,502            (32,664)
     Other assets                                                                      22,300
Increase (decrease) in:
     Accounts payable and accrued expenses                          56,503            (19,117)
     Income taxes                                                   (2,934)
     Deferred revenue                                              (21,914)            24,785
                                                                  --------           --------

     Total adjustments                                              60,634             25,420
                                                                  --------           --------

     Net cash provided (used) by operating activities               70,314             95,838
                                                                  --------           --------

CASH FLOWS FROM INVESTING ACTIVITIES:
     Acquisition of property and equipment                         (76,087)           (65,085)
     Increase in deposits payable                                                         201
     Increase in due to stockholders                                 2,512             37,326
                                                                  --------           --------

                                     Cash from Investing           (73,575)           (27,558)
                                                                  --------           --------

CASH FLOWS FROM FINANCING ACTIVITIES:
     Increase (decrease) in due to affiliate                             6            (48,075)
                                                                  --------           --------

Net (decrease) increase in cash                                     (3,255)            20,205
     Cash - beginning                                               21,897              1,692
                                                                  --------           --------

     Cash - end                                                   $ 18,642           $ 21,897
                                                                  ========           ========


Supplemental Information:

     Taxes Paid                                                   $  4,688


    The accompanying notes are an integral part of the financial statements.

                                VILLAGE NET, INC.
                          NOTE TO FINANCIAL STATEMENTS



(NOTE A)-         THE COMPANY AND BASIS OF PRESENTATION

                  The Company is a provider of Internet on-line services, offering its subscribers a wide variety of services including electronic mail, software, computing support, and easy access of the Internet. In addition, the Company provides small businesses with fully managed services that include Internet connections, remote dial access and Web hosting services.

                  The information herein is unaudited. However, in the opinion of management, such information reflects all adjustments (consisting only of normal recurring accruals) necessary to make the financial statements not misleading. Additionally, it should be noted that the accompanying financial statements do not purport to contain complete disclosures in conformity with generally accepted accounting principles.

                  The results of operations for the three and six months ended June 30, 1999 are not necessarily indicative of the results of operations for the full year ending December 31, 1999.


(NOTE B)-         MERGER

                  On July 1, 1999, the Company completed its merger with Big City Bagels, Inc. ("Big City") and Intelligent Computer Solutions, Inc. ("ICS"), for 8.6 million shares of Common Stock and 508,152 shares of Class B Preferred Stock.

                  The transaction will be accounted for as an acquisition of Big City and ICS by the Company as the former shareholders of the Company own a majority of the shares of the combined companies as of the completion of the transaction. In addition, as Big City is discontinuing its bagel business, the reverse acquisition of Big City will be treated as a purchase with the issuance of common stock and options to purchase common stock to the pre-merger shareholders and option holders of Big City in exchange for the net assets of Big City, valued at fair value of the net assets acquired and to be sold. The acquisition of ICS will be accounted for as a purchase with the securities issued as consideration for ICS valued at $2,577,524 based on the opinion of an independent appraiser.

                                VILLAGE NET, INC.
                                TABLE OF CONTENTS


INDEPENDENT AUDITORS' REPORT  .............................................F-1

FINANCIAL STATEMENTS

Balance Sheets as of December 31, 1998 and 1997............................F-2

Statements of Operations and Accumulated Deficit for the Years Ended
  December 31, 1998 and 1997  .............................................F-3

Statements of Cash Flows for the Years Ended December 31, 1998 and 1997 ...F-4

Notes to Financial Statements  ............................................F-5-6

                                     INDEPENDENT AUDITORS' REPORT



                                             May 24, 1999


To the Board of Directors
Village Net, Inc.
620 Johnson Ave.
Bohemia, New York 11716


We have audited the accompanying balance sheets of Village Net, Inc. as of December 31, 1998 and 1997 and the related statements of operations, accumulated deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audit.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform our audits to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material aspects, the financial position of Village Net, Inc. as of December 31, 1998 and 1997 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.





                               LAURENCE ROTHBLATT & COMPANY
                               CERTIFIED PUBLIC ACCOUNTANTS

                               VILLAGE NET, INC.
                                 BALANCE SHEETS


                                                      DECEMBER 31, 1998          DECEMBER 31, 1997
                                                      -----------------          -----------------
ASSETS
Cash                                                    $  21,897                   $   1,692
Accounts receivable, net of allowance                      43,454                      10,790
                                                        ---------                   ---------
    Total Current Assets                                   65,351                      12,482

Fixed assets, net of accumulated depreciation             141,485                      97,537
Due from stockholders'                                         --                       8,810
Intangible--net of accumulated amortization                   916                         995
Deferred tax credits (Note 4)                              56,700                      79,000
                                                        ---------                   ---------
    TOTAL                                               $ 264,452                   $ 198,824
                                                        =========                   =========


LIABILITIES AND STOCKHOLDERS' DEFICIENCY
Accounts payable and accrued expenses                   $  24,320                   $  43,437
Deferred income--(Note 2)                                  40,785                      16,000
                                                        ---------                   ---------

    Total Current Liabilities                              65,105                      59,437

Due to affiliate                                          277,785                     325,860
Due to stockholders                                        28,516                          --
Deferred taxes payable                                      8,900                          --
Deposits payable                                            1,419                       1,218
                                                        ---------                   ---------

    Total Liabilities                                     381,725                     386,515
                                                        ---------                   ---------

STOCKHOLDERS' DEFICIENCY
Common stock, no par value, 1,000 shares authorized
1,000 shares issued and outstanding                         1,000                       1,000
Accumulated deficit                                      (118,273)                   (188,691)
                                                        ---------                   ---------
    Total Stockholders' Deficiency                       (117,273)                   (187,691)
                                                        ---------                   ---------
    TOTAL                                               $ 264,452                   $ 198,824
                                                        =========                   =========



      See Independent Auditors' Report and Notes to Financial Statements

                               VILLAGE NET, INC.
                STATEMENTS OF OPERATIONS AND ACCUMULATED DEFICIT

                                                      DECEMBER 31, 1998          DECEMBER 31, 1997
                                                      -----------------          -----------------
REVENUES:
Subscription services                                   $ 418,712                   $ 425,074
Other                                                          --                      96,000
                                                        ---------                   ---------
    Total Revenues                                        418,712                     521,074
                                                        ---------                   ---------

COSTS AND EXPENSES:
Cost of sales                                             191,292                     229,711
Selling, general and administrative                       125,802                     300,481
                                                        ---------                   ---------
    Total costs and expenses                              317,094                     530,192
                                                        ---------                   ---------

Income before provision for income taxes                  101,618                      (9,118)

Provision (credit) for income taxes                        31,200                      (2,500)
                                                        ---------                   ---------

Net income (loss)                                          70,418                      (6,618)

Accumulated Deficit--beginning of year                   (188,691)                   (182,073)
                                                        ---------                   ---------

Accumulated Deficit--end of year                        $(118,273)                  $(188,691)
                                                        =========                   =========



      See Independent Auditors' Report and Notes to Financial Statements

                               VILLAGE NET, INC.
                            STATEMENTS OF CASH FLOWS


                                                      DECEMBER 31, 1998          DECEMBER 31, 1997
                                                      -----------------          -----------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)                                       $  70,418                   $  (6,618)
                                                       ----------                  -----------
Adjustments to reconcile net income to net cash
  (used) provided by operating activities:
  Depreciation                                             21,216                      12,139
  Deferred tax (credit)                                     8,900                      (2,500)
(Increase) decrease in:
  Accounts receivable                                     (32,664)                      3,410
  Other assets                                             22,300                         135
Increase (decrease) in:
  Accounts payable and accrued expenses                   (19,117)                    (28,963)
  Deferred revenue                                         24,785                      16,000
                                                        ---------                   ---------
    Total adjustments                                      25,420                         221
                                                        ---------                   ---------
    Net cash provided (used) by operating activities       95,838                      (6,397)
                                                        ---------                   ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisition of property and equipment                   (65,085)                    (60,991)
  Increase (decrease) in deposits payable                     201                      (5,478)
  (Increase) decrease in due from stockholders              8,810                      (8,159)
  Increase in due to stockholders                          28,516                          --
                                                        ---------                   ---------
                             Cash from investing          (27,558)                    (74,628)
                                                        ---------                   ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Increase (decrease) in due to affiliate                 (48,075)                     87,865
                                                        ---------                   ---------

Net increase in cash                                       20,205                       6,840
  Cash (overdraft)--beginning of year                       1,692                      (5,148)
                                                        ---------                   ---------
  Cash--end of year                                     $  21,897                   $   1,692
                                                        =========                   =========




       See Independent Auditors' Report and Notes to Financial Statements

                                VILLAGE NET, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1997

NOTE 1 - ORGANIZATION

Village Net, Inc. ("the Company") was incorporated in the State of New York in June 1995. The Company, based in New York, is a provider of Internet on-line services, offering its subscribers a wide variety of services including electronic mail, software, computing support, and easy access of the Internet. In addition, the Company provides small businesses with fully managed services that include Internet connections, remote dial access and Web hosting services.


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounts Receivable

The Company uses the allowance method for bad debts.

Revenue Recognition

On-line service revenues are recognized over the period that services are provided. Other revenues, which consist principally of electronic commerce and advertising revenues as well as data network service revenues are recognized as the services are performed or when the goods are delivered. Deferred revenue consists primarily of annual prepaid subscription fees billed in advance.


Property and Equipment

Property and equipment are recorded at cost. Maintenance and repairs, which do not improve or extend the useful lives of the respective assets, are expensed currently. Depreciation is computed using the straight-line method over the estimated useful lives ranging from five to seven years.


Intangibles

Intangibles are recorded at cost. Intangibles are amortized on the straight-line method over the estimated useful lives.


Income Taxes

The Company provides for income taxes currently payable, as well as deferred income taxes resulting from temporary differences between the basis of assets and liabilities for tax purposes and for financial statement purposes.


Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles require management to make estimates and assumptions that effect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Fair Value of Financial Instruments

The Company's financial instruments include cash and cash equivalents, notes receivable from related parties, notes payable to related parties. The carrying amount of these financial instrument have been estimated by management to approximate fair value.

                                VILLAGE NET, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1997


NOTE 3 - PROPERTY AND EQUIPMENT

Property and equipment at December 31, consist of the following:

                                                     1998                1997
                                                     ----                ----
Internet equipment                                $ 172,277           $ 107,192
Computer equipment                                    4,992               4,992
Furniture and fixtures                                1,228               1,228
                                                  ---------           ---------
                                                    178,497             113,412
Accumulated depreciation                            (37,012)            (15,875)
                                                  ---------           ---------
    Total                                         $ 141,485           $  97,537
                                                  =========           =========


NOTE 4 - INCOME TAXES

The provision for income taxes as of December 31, consists of:

                                                       1998               1997
                                                       ----               ----
Current:
              Federal                                $14,000            $     0
              State                                    8,300                  0
Deferred:
              Federal                                  6,700             (2,500)
              State                                    2,400                  0
                                                     -------            -------

    Total                                            $31,400            $(2,500)
                                                     =======            =======


A reconciliation of the federal statutory rate to the Company's effective tax rate is as follows:

Federal statutory rate                                $ 36,700         $ (3,200)
Federal statutory rate differential                    (12,500)           1,800
State taxes, net of federal benefit                      7,000           (1,100)
                                                      --------         --------


    Total                                             $ 31,200         $ (2,500)
                                                      ========         ========


As of December 31, 1998, the Company has net operating loss carryforwards of approximately $180,000 for tax purposes, which will be available to offset future taxable income. If not used, these carryforwards will expire between 2011 and 2012.

                                VILLAGE NET, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1997

NOTE 4 - INCOME TAXES (CONTINUED)

Deferred income reflects the net tax effects of a net operating loss. Significant components of the Company's deferred tax asset at December 31, consists of the following:

                                                         1998            1997
                                                         ----            ----
Deferred tax assets:
Net operating loss carryforwards                      $ 105,300       $ 105,300
Loss carry forward utilization                          (22,300)              0
Valuation allowance for deferred assets                 (26,300)        (26,300)
                                                      ---------       ---------

                                                      $  56,700       $  79,000
                                                      =========       =========

Deferred tax liabilities:
         Property and equipment                       $   8,900       $       0
                                                      =========       =========


NOTE 5 - RELATED PARTY TRANSACTIONS

During the year ended December 31, 1998 and 1997, the had purchases from a related party of approximately $10,500 and $13,500 respectively. The Company had sales to this related party of $12,000 for the year ended December 31, 1998. The Company has a loan of $ 277,785 as of December 31, 1998.

During the year ended December 31, 1997 the Company provided internet service and consulting support of $96,000 to a related party.

The Company has demand loans to stockholders of $ 28,516, as of December 31, 1998.

The Company leased office space in Ronkonkoma, New York which is owner by an entity owned by similar stockholders of the Company. Rent expense to this related party amounted to $18,000 and $4,000 for the years ended December 31, 1998 and 1997, respectively.


NOTE 6 - EMPLOYEE BENEFIT PLAN

The Company has a savings plan ("the savings plan") that qualifies as a deferred salary arrangement under Section 401(k) of the Internal Revenue Code. Under the Savings Plan, participating employees may defer a portion of their pretax earnings, up to the Internal Revenue Service annual contribution limit. The Company matches up to one third of each employee's contributions up to a maximum matching contribution of 2% of the employee's earnings.


NOTE 7 - SUBSEQUENT EVENT

On May 21, 1999, the Company and a related party, Intelligent Computer Solutions, Inc. (ICS) have signed an agreement for the acquisition by merger with Big City Bagels, Inc. The merger is subject to several conditions, including receipt of a fairness opinion from Heritage Capital Corp. and is expected to close in June 1999. Big City, founded in December 1992, operates and franchises upscale bagel/deli cafes under the registered trademark Big City Bagels.

The stockholders of the Company and ICS expects to exchange their stock for a combination of Common Stock and voting convertible preferred stock from the shareholders of Big City in an amount which, after conversion of preferred stock into Common Stock, will approximate 90% of the outstanding shares of the Common Stock following the transaction and conversion. Management of Big City will be assumed by the management of Village Net and ICS.

ICSFN98A

                      INTELLIGENT COMPUTER SOLUTIONS, INC.
                                TABLE OF CONTENTS


Independent Auditors' Report ..............................................F-1

Balance Sheets as of December 31, 1998 and 1997............................F-2

Statements of Income and Retained Earnings (Deficit) for the Years Ended
  December 31, 1998 and 1997...............................................F-3

Statements of Cash Flows for the Years Ended December 31, 1998 and 1997....F-4

Notes to Financial Statements .............................................F-5-8

                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors
INTELLIGENT COMPUTER SOLUTIONS, INC.
Bohemia, New York


We have audited the accompanying balance sheets of Intelligent Computer Solutions, Inc. as of December 31, 1998 and 1997 and the related statements of income and retained earnings (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audit.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform our audits to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material aspects, the financial position of Village Net, Inc. as of December 31, 1998 and 1997 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.



                                             WEISBERG, LESK, & KAMPFER, LLP
                                             CERTIFIED PUBLIC ACCOUNTANTS

May 10, 1999
Except for Note 9
Which is May 21, 1999

                      INTELLIGENT COMPUTER SOLUTIONS, INC.

                                 BALANCE SHEETS


                                                   December 31, 1998   December 31, 1997
                                                   -----------------   -----------------
                                                                           restated
ASSETS
Cash                                                   $  186,638           $  7,087
Accounts Receivable                                     1,068,215            210,539
Inventories (Note 2)                                      477,017             48,442
Due from Affiliates (Note 3)                              283,115            327,973
Prepaid Expenses                                           12,058              2,183
                                                       ----------           --------
    Total Current Assets                                2,027,043            596,224

Fixed assets, net of accumulated depreciation              49,513             49,942
Investment in Affiliate (Note 3)                               --                332
Security Deposits                                           6,270              6,270
                                                       ----------           --------
    TOTAL                                              $2,082,826           $652,768
                                                       ==========           ========

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)
Note Payable                                           $       --           $ 50,000
Current Portion of Long-Term Debt (Note 4)                 21,971             12,513
Accounts Payable                                        1,030,430            209,324
Accrued Expenses                                          112,996             27,687
Income Taxes Payable (Note 5)                             195,575                 --
Due to Affiliate (Note 3)                                 305,325            240,274
Other Current Liabilities                                  48,200                 --
                                                       ----------           --------
    Total Current Liabilities                           1,714,497            539,798

Note Payable -- Related Parties (Note 4)                  176,652            176,652
Deferred Taxes Payable (Note 5)                             6,600                 --
                                                       ----------           --------
    Total Liabilities                                   1,897,749            716,450
                                                       ----------           --------

Stockholders' Equity (Deficiency)
Preferred stock (Note 7) -- no par value,
  Authorized -- 100 shares, Issued and
  outstanding 40 shares                                     2,000                 --
Common stock -- no par value, Authorized --
  2000 shares, Issued and outstanding --
  1000                                                      1,000              1,000
Retained Earnings (Deficit)                               182,077            (64,682)
                                                       ----------           --------
    Total Stockholders' Equity (Deficiency)               185,077            (63,682)
                                                       ----------           --------
    TOTAL                                              $2,082,826           $652,768
                                                       ==========           ========

       See Independent Auditors' Report and Notes to Financial Statements

                      INTELLIGENT COMPUTER SOLUTIONS, INC.

              STATEMENTS OF INCOME AND RETAINED EARNINGS (DEFICIT)

                                          December 31, 1998   December 31, 1997
                                          -----------------   -----------------
                                                                 restated
REVENUES:
Hardware sales                               $4,433,899          $3,936,225
Installation services                         1,281,821           1,682,479
Other                                           368,931             221,471
                                             ----------          ----------
    Total Revenues                            6,084,651           5,840,175
                                             ----------          ----------

COSTS AND EXPENSES:
Cost of sales                                 4,619,271           5,031,473
Selling, general and administrative           1,007,364             745,069
Interest expense                                 25,157              11,720
                                             ----------          ----------
    Total costs and expenses                  5,651,792           5,788,262
                                             ----------          ----------

Income before provision for income taxes        432,859              51,913

Provision for income taxes                      186,100                 325
                                             ----------          ----------

Net income                                      246,759              51,588

Accumulated Deficit -- Beginning                (64,682)           (116,270)
                                             ----------          ----------
Retained Earnings (Deficit) -- Ending        $  182,077          $  (64,682)
                                             ==========          ==========

       See Independent Auditors' Report and Notes to Financial Statements

                      INTELLIGENT COMPUTER SOLUTIONS, INC.

                            STATEMENTS OF CASH FLOWS

                                                       December 31, 1998   December 31, 1997
                                                       -----------------   -----------------
                                                                               restated

Cash Flows From Operating Activities:
Net income                                                  $ 246,759           $  51,588

Adjustments to reconcile net income to net cash
  (used) provided by operating activities:
  Depreciation                                                 20,944              19,514
  Deferred Tax Expense                                          6,600                  --
  Loss from Operations of Affiliate                               332                 168
(Increase) decrease in:
  Accounts Receivable                                        (857,676)            383,003
  Estimated Earnings in Excess of Billings                         --              26,312
  Inventory                                                  (428,575)            266,984
  Prepaid Expenses                                             (9,875)             (2,183)
Increase (decrease) in:
  Accounts Payable                                            821,106            (721,725)
  Accrued Expenses                                             85,309                 890
  Income Taxes Payable                                        195,575                  --
  Sales Tax Payable                                                --                (115)
  Other Current Liabilities                                    48,200              (5,350)
                                                            ---------           ---------
  Net Cash Provided by Operating Activities                   128,699              19,086
                                                            ---------           ---------

Cash Flows From Investing Activities:
  Purchase of Fixed Assets                                    (20,515)            (36,479)
  (Increase) in Security Deposits                                  --              (6,270)
  Decrease (Increase) in Due from Affiliate                    44,858            (269,830)
                                                            ---------           ---------
  Net Cash Provided (Used) by Investing Activities             24,343            (312,579)
                                                            ---------           ---------

Cash Flows From Financing Activities:
  Note Payable                                                  9,458               8,833
  Line of Credit                                              (50,000)             50,000
  Issuance of Preferred Stock                                   2,000                  --
  Increase in Due to Affiliates                                65,051             240,274
                                                            ---------           ---------
  Net Cash Provided by Financing Activities                    26,509             299,107
                                                            ---------           ---------
Net increase in Cash                                          179,551               5,614
  Cash -- Beginning                                             7,087               1,473
                                                            ---------           ---------
  Cash -- Ending                                            $ 186,638           $   7,087
                                                            =========           =========

Supplemental Information:
  Taxes Paid                                                $     325           $     325
  Interest Paid                                                15,699               8,020

       See Independent Auditors' Report and Notes to Financial Statements

                      INTELLIGENT COMPUTER SOLUTIONS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1997


NOTE 1 - ORGANIZATION

The Company was incorporated on October 21, 1994 pursuant to the provisions of the State of New York. On August 1, 1996 Peter Keenan purchased 510 shares of the Company's stock, which represents a 51% ownership interest in the Company. The Board of Directors also named him President of the Company.

The Company is a full service system integration firm specializing in high-end computer networking infrastructures, internet solutions, and Local and Wide Area Network installations. The Company markets its services throughout the United States.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The significant accounting policies followed by the Company, as summarized below, are in conformity with generally accepted accounting principles.

Inventory

Inventory is stated at the lower of cost or market. Cost is determined on the first-in, first-out basis.

Fixed Assets

Fixed assets are stated at cost. Depreciation is computed using accelerated and straight-line methods over the estimated useful lives of the related assets. Maintenance, repairs and minor renewals are charged to expense when incurred. Replacements and major renewals are capitalized.

Income Taxes

The Company and its stockholders' were previously taxed as a small business under the provisions of Section 1362 of the Internal Revenue Code and the applicable provision for the New York State Corporation tax code. Effective January 1, 1998 the Company terminated its election to be treated as a small business corporation and therefore will record its state and federal tax liability in accordance with Financial Accounting Standards Board Statement No. 109 "Accounting for Income Taxes".

Deferred taxes payable are recorded for temporary differences between the recognition of income and expense for tax and financial reporting purposes, using current tax rates. Temporary differences result principally from reporting accelerated depreciation over the straight-line method of depreciation.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles require management to make estimates and assumptions that effect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Fair Value of Financial Instruments

The Company's financial instruments include cash and cash equivalents, notes receivable from related parties, notes payable to related parties. The carrying amount of these financial instrument have been estimated by management to approximate fair value.

                      INTELLIGENT COMPUTER SOLUTIONS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1997


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Restatement

The Company has restated its equity investment in Intelligent Computer Solutions Network Systems, Inc. The Company has reduced its investment to the amount actually invested for the year ended December 31, 1998.


NOTE 3 - RELATED PARTY TRANSACTIONS

A) During the year ended December 31, 1998 and 1997, the had sales to a related party of approximately $10,500 and $13,500 respectively. The Company had purchases from this related party of $12,000 for the year ended December 31, 1998.

B) On December 31, 1997 the Company acquired a 50% interest in the outstanding common stock of Intelligent Computer Solutions Network Systems, Inc. During 1998 as a result of additional shares being issued, the Company's equity interest was reduced to 35% of the outstanding common stock. The investment is accounted for using the equity method. The carrying value of this investment was $ 0 and $ 300 at December 31, 1998 and 1997, respectively.


NOTE 4 - NOTES PAYABLE

The Company has a note payable, dated August 1,1996, to a related party. The outstanding balance is $176,651, which bears interest at a rate of five percent per annum. Principal and interest payments are due on a quarterly basis beginning August 1, 1997, equal to the Company's net profit before taxes. In no event shall such quarterly payments be less than $2,000. This note is due and payable on May 1, 2002. As of December 31, 1997 no payments have been made to the related party. Interest of approximately $9,5000 and $8,800 has been accrued for the years ended December 31, 1998 and 1997, respectively.


NOTE 5 - INCOME TAXES

The provision for income taxes at December 31, 1998 consists of:

Current:
       Federal                                                          $133,100
       State                                                              46,400
Deferred:
       Federal                                                             4,900
       State                                                               1,700
                                                                        --------
       Total                                                            $186,100
                                                                        ========

                      INTELLIGENT COMPUTER SOLUTIONS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1997


NOTE 5 - INCOME TAXES (CONTINUED)

A reconciliation of the federal statutory rate to the Company's effective tax rate follows:

Federal statutory rate                                                $ 157,200
Federal statutory rate differential                                      (4,500)
State taxes, net of federal benefit                                      33,400
                                                                      ---------

         Total                                                        $ 186,100
                                                                      =========


Deferred tax liabilities:
Property and equipment                                                $   6,600
                                                                      =========


NOTE 6 - COMMITMENTS AND CONTINGENCIES

A) The Company occupies its present office and warehouse space under a five-year lease expiring March 31, 2002. The terms of the lease require minimum annual rent of $33,000 and increases annually at the rate of four percent per year on each anniversary date of the lease.


Minimum future rental commitments under operating leases are payable as follows:

               Year                                                       Amount
               ----                                                       ------
               1999                                                     $ 40,000
               2000                                                       41,000
               2001                                                       40,000
               2002                                                       10,000
                                                                        --------

Total minimum future rental commitments                                 $131,000
                                                                        ========

B)   The Company leases a vehicle under an operating lease through April 2000.

C) The Company has an employment agreement with the President of the Company which provides for compensation at the rate of $ 50,000 per year. This amount may be increased annually by the Board of Directors up to a maximum of $ 125,000 per year, provided there is an additional employee(s), designated by two members of the Board, added to the Company's payroll who will be paid an annual salary equal to any excess amount over $ 50,000 per year paid to the President.


NOTE 7 - PREFERRED STOCK

On January 1, 1998 the Company authorized 100 shares of no par value preferred stock. The preferred stock is convertible into shares of common stock at the conversion rate of one to one.

                      INTELLIGENT COMPUTER SOLUTIONS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1997


NOTE 8 - PENSION PLAN

The Company maintains a tax qualified IRC section 401(k) retirement plan for all qualified employees. The employees may contribute a maximum amount of 15% of their gross wages to the plan. The Company contributes up to one-third of each employee's contributions to a maximum contribution of 2% of the gross wages for each employee participating in the plan. For the years ended December 31, 1998 and 1997 the annual pension expense was approximately $7,000 and $5,000, respectively.


NOTE 9 - SUBSEQUENT EVENT

On May 21, 1999, the Company and a related party, Village Net have signed an agreement for the acquisition by merger with Big City Bagels, Inc. The merger is subject to several conditions, including receipt of a fairness opinion from Heritage Capital Corp. and is expected to close in June 1999. Big City, founded in December 1992, operates and franchises upscale bagel/deli cafes under the registered trademark Big City Bagels.

The stockholders' of the Company and Village Net expects to exchange their stock for a combination of Common Stock and voting convertible preferred stock from the shareholders of Big City in an amount which, after conversion of preferred stock into Common Stock, will approximate 90% of the outstanding shares of the Common Stock following the transaction and conversion. Management of Big City will be assumed by the management of ICS and Village Net.